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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 15, 1999, included in this Annual Report on Form 10-K of Prison Realty Corporation and Subsidiaries into the Company's previously filed Registration Statement File Numbers 333-70419 and 333-70625. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.




                                                 ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 25, 1999